SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made and entered into as of the 25th day of November, 2007 by and between Trulite, Inc., a Delaware corporation (“Trulite”) and Contango Venture Capital Corporation (“CVCC”).

RECITALS

A. CVCC has lent to Trulite an aggregate of $490,000 pursuant to the terms of the promissory notes listed on Exhibit A attached hereto (collectively, the “Notes”); and

B. CVCC desires to convert the aggregate principal balance of and all accrued but unpaid interest on the Notes into shares of Trulite Common Stock, $0.0001 par value per share (“Common Stock”) on the terms and conditions set forth in this Agreement.

C. Trulite desires to issue to CVCC shares of its Common Stock in consideration of the cancellation of the aggregate principal balance of and accrued but unpaid interest on the Notes on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, Trulite and CVCC agree as follows:

1. Trulite shall issue to CVCC a number of shares of Common Stock determined by the quotient of (x) the aggregate principal balance of and accrued but unpaid interest on the Notes as of the close of business on the day immediately preceding the Effective Date divided by (y) the agreed price per share of Common Stock of $0.67 per share (collectively, the “Shares”).

2. In consideration of the receipt of the Shares, on the Effective Date, CVCC shall surrender to Trulite the Notes.

3. Trulite hereby represents and warrants to CVCC as follows:

(a) Trulite has duly authorized the issuance and sale of the Shares in accordance with the terms of this Agreement.

(b) The Shares, when issued and paid for in accordance with this Agreement, will represent validly authorized, duly issued and fully paid and non-assessable shares of Common Stock.

4. CVCC hereby represents, warrants and covenants to Trulite as follows:

(a) CVCC is purchasing the Shares for CVCC’s own account, and not for the account of any other person;

(b) CVCC is purchasing the Shares for investment only, and is not purchasing the Shares with a view towards the current or future resale, assignment, fractionalization or distribution of the Shares;

(c) CVCC understands that (A) the Shares (1) have not been registered under the Securities Act of 1933, as amended (the “Act”) or any other federal or state securities laws, and (2) must be held by CVCC indefinitely; and (B) CVCC must therefore bear the economic risk of such investment indefinitely; unless a subsequent disposition thereof is registered under the Act and applicable state securities laws or is exempt therefrom. CVCC further understands that such exemptions depend on, among other things, the bona fide nature of the investment intent of CVCC expressed herein. Pursuant to the foregoing, CVCC acknowledges that the certificate representing the Shares acquired hereunder shall bear a restrictive legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OR (II) AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE BOTH REASONABLY SATISFACTORY TO TRULITE, HAS BEEN DELIVERED TO TRULITE AND SUCH OPINION STATES THAT THE SECURITIES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.”

(d) CVCC acknowledges and understands that Trulite has a limited operating history;

(e) Trulite has made available to CVCC the opportunity to ask questions of and obtain additional information from Trulite (or any person acting on its behalf), concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of CVCC and are sufficient for CVCC to evaluate the merits and risks of the investment;

(f) CVCC represents that it has been called to its attention that its investment in Trulite involves a high degree of risk which may result in the loss of the total amount of its investment;

(g) CVCC has been furnished by Trulite all information (or provided access to all information) regarding the business and financial condition of Trulite, its expected plans for future business activities, the attributes of the Shares and the merits and risks of an investment in the Shares that CVCC has requested or otherwise needs to evaluate the investment in the Shares.

5. In the event that within two (2) years of the date of this Agreement, Trulite files with the Securities and Exchange Commission a registration statement under the Act, other than a Registration Statement on Form S-8, a Registration Statement on Form S-4 or a similar or successor form, Trulite will use its reasonable efforts to cause registration of the resale of 5% of the Shares to be included in the first such registration statement filed by Trulite; provided that CVCC complies with all reasonable requests made by Trulite related to the inclusion of such Shares in such registration statement.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, notwithstanding principles of conflicts of laws.

7. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and may be amended only by a writing executed by all parties hereto.

Executed as of the date first set forth above.

TRULITE, INC.

By:
Name:
Title:

CONTANGO VENTURE CAPITAL CORPORATION

By:
Name:
Title:

3

EXHIBIT A

Date of Note	Payee	Aggregate Principal Amount
May 30, 2007	Contango Venture Capital Corporation	$240,000
August 20, 2007	Contango Venture Capital Corporation	$250,000